SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: ____________

NEW YORK TUTOR COMPANY

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	8200 (Primary Standard Industrial Classification Code Number)	90-0723747 (I.R.S. Employer Identification Number)

845 3rd Avenue, 6th Floor

New York City, NY 10022

(646) 290-5269

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA  92103

(619) 546-6100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	2,500,000	$0.08	$200,000	$23.22

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated August ____, 2011

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

NEW YORK TUTOR COMPANY

845 3rd Avenue, 6th Floor

New York City, NY 10022

(646) 290-5269

2,500,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of New York Tutor Company. We are offering for sale a total of 2,500,000 shares of Common Stock at a fixed price of $0.08 per share for the dur ation of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Mark Simon, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Simon will not receive commission or any other remuneration any such sales. In offering the securities on our behalf, Mr. Simon will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.08 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $200,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.08	Not Applicable	$0.00	$55,000	$155,000
Total	$0.08	Not Applicable	$0.00	$55,000	$155,000

Our independent registered public accountant has issued an audit opinion for New York Tutor Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED ‘RISK FACTORS’ BEGINNING ON PAGE 9 BEFORE BUYING ANY SHARES OF NEW YORK TUTOR COMPANY’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is August _____, 2011.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

The Company Overview

New York Tutor Company (the “Company” or “NYTC”) was incorporated in the State of Nevada on April 6, 2011. NYTC was founded by Professor Mark Simon to offer tutoring services in New York City. Throughout Mr. Simon’s tenure as a professor, he has taught hundreds of students and is now ready to concentrate on developing this business into a potential source of revenue while retaining the joy of teaching that attracted him to the business. Throughout his career, Mr. Simon has developed an understanding of the many different method in which students learn. NYTC will rely on Mr. Simon’s extensive experience to build a foundation for the Company that will allow us to offer our students every opportunity to reach their goals.

Mr. Simon believes that utilizing his background and years of practical application will allow him to assist his students in exceeding all expectations. NYTC will take a unique and innovative approach to teaching that will help students connect with the subject matter they need to master, through personalized and focused teaching processes. We believe that our approach will help students develop the tools they need for ongoing success in any field of study. We understand that our success will depend on the success of our students, as this is the foundation of the Company: when our students succeed; we succeed. To this end, we have formulated a long-term focus of empowering students rather than a short-term problem-solving strategy.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products and services. Our Management will seek out reasonable loans from friends, family and business acquaintances necessary to allow the Company to continue to meet its obligations, including covering any such cost associated with being a fully reporting Company with the Securities and Exchange Commission ("SEC") and continuing to develop our business operations. At this point we have been funded by an initial lender, 888 Investment Ltd., and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated obtaining a Notice of Effectiveness from the SEC for this registration statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining a Notice of Effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to commerce business operations and market our Company. We believe that the maximum amount of funds generated from the Offering will allow us to operate for up to twelve months after the completion of this Offering and during the execution of our marketing strategy. Assuming we generate nominal or no revenues, even if the maximum amount of funds is raised under this Offering, we will still require additional financing to fund our operations past the twelve month period following the completion of this Offering.

For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Our Business”.

SUMMARY OF THIS OFFERING

The Issuer	New York Tutor Company

Securities being offered	Up to 2,500,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.08

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 4,500,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Mark Simon.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 2,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.08 per Share for net proceeds to the Company at $200,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to market our services within the New York area. If we sell 20% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to repay our lenders and execute our plan of operations. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds

We will use the proceeds to repay our lender, 888 Investment Ltd., for all expenses incurred relating to this Offering, pay administrative expenses, for the implementation of our business growth strategy, and use as working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell only 20% or less of the offered shares, the proceeds would not be sufficient to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have not generated any revenues. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our services, which itself is subject to those  industry-related risk factors as set forth herein. We may not be able to successfully carry out our business and there can be no assurance that we will ever achieve enough revenues or profitability to maintain our Company.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares which would result in additional dilution to our shareholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for our planned growth and marketing strategies. At April 30, 2011, we had cash on hand of $4,562 and accumulated a deficit of $14,808. We have generated no revenues from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate substantial revenues from our tutoring services. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Mark Simon, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Simon are inconsistent with the best interests of other stockholders.

Mr. Simon, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 64.29% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Mr. Simon will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Simon may still differ from the interests of the other stockholders.

There is a substantial doubt about our ability to continue as a going concern.

At April 30, 2011, the Company has not generated any revenue, and has a working capital deficit and an accumulated deficit of $14,808 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our services, and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in New York Tutor Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of supervising all operations that we carry out including supervision of any future consultants or tutors that we engage to assist in the growth of our Company. The loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officer. Our success will depend on the performance of Mr. Simon and our ability to attract and motivate other key personnel.

Presently, the Company’s President has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Simon is a professor at Queens College in New York, as well as the sole officer and director of HDS International Corp., a publicly held corporation. As such, he has other outside business activities, but he is committed to devote approximately 15 to 20 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Simon is unavailable, and this may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Under the terms of Mr. Simon’s Management Agreement, he is not precluded from engaging in any business activities or from performing services on his own account or for the account of others, including companies that may be in competition with the business conducted by the Company. As such, Mr. Simon’s interests may not always be aligned with those of the Company in other matters. Such internal competition could adversely affect the Company and could cause our revenues to decline.

We will need to achieve commercial acceptance of our tutoring services to generate revenues and achieve profitability.

Even if our Company’s development yields superior tutoring services than those of our competitors, we may not successfully develop a commercial market for our services, and even if we do, we may not do so in a timely basis. We cannot predict when substantial commercial market acceptance for our services will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce our Company, and be accepted by students, families and teachers in our area. If we are unable to cost-effectively achieve acceptance of our services, it is unlikely that we would be able to attract tutoring clients, and our business will be materially and adversely affected.

We will need to establish additional relationships with teachers, professors and marketing consultants to fully develop and market our tutoring services.

We feel that during our initial start-up phase, we have developed a business model and marketing plan that will allow us to become a reputable company within the tutoring industry. However, we do not possess all of the resources necessary to develop and commercialize our services on a mass scale. We will need to expand our development capacity and enhance our marketing through appropriate arrangements with collaborative affiliates to develop and commercialize our planned services. If we are unable to establish relationships with teachers, professors and marketing consultants our business will be materially and adversely affected.

We may lose out to larger and better-established competitors.

The tutoring industry is intensely competitive. According to the National Tutoring Association, within the last five years the number of personal tutors in the United States is estimated to have grown from 250,000 to over one million. Some of our competitors may have significantly greater financial and marketing resources as well as greater experience in the industry than we have. Our tutoring services and marketing plan may not be competitive with other similar tutoring companies. If this happens, our future sales and revenues could decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon the declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending April 30, 2011, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $100,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 shares (20%)	$40,000			$ 0	Marketing
					- Print Materials	$-0-
		SEC Filings	$1,000		- PR Firm	$-0-
		Transfer Agent	$1,000		Website Development	$-0-
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000		- Admin/Professional Fees(2)	$-0-
					- New Staff	$-0-
		TOTAL	$45,000*		TOTAL	$-0-
1,250,000 shares (50%)	$100,000			$ 55,000	Marketing
					- Print Materials	$9,500
		SEC Filings	$1,000		- PR Firm	$-0-
		Transfer Agent	$1,000		Website Development	$2,000
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000		- Admin/Professional Fees(2)	$3,500
					- New Staff	$40,000
		TOTAL	$45,000		TOTAL	$55,000
1,875,000 shares (75%)	$150,000			$105,000	Marketing
					- Print Materials	$18,000
		SEC Filings	$1,000		- PR Firm	$20,000
		Transfer Agent	$1,000		Website Development	$5,000
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000		- Admin/Professional Fees(2)	$22,000
					- New Staff	$40,000
		TOTAL	$45,000		TOTAL	$105,000
2,500,000 shares (100%)	$200,000			$155,000	Marketing
					- Print Materials	$18,000
		SEC Filings	$1,000		- Internet	$40,000
		Transfer Agent	$1,000		Website Development	$10,000
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000		- Admin/Professional Fees(2)	$47,000
					- New Staff	$40,000
		TOTAL	$45,000		TOTAL	$155,000

*   We will seek additional funding to repay the offering expenses and implement our business plan.

(1) Offering expenses have been rounded to $45,000 and have been partially paid out of our initial financing.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $155,000, after offering expenses have been repaid to our initial investors. We plan to spend up to $58,000 of the net proceeds from this Offering on our marketing materials. We believe that we must market and brand our name in the industry if we are going to be successful at attracting clients. Our marketing expenses will include the appointment of a design firm, as well as a public relations firm to produce print materials and launch a local advertising campaign. We also plan to allocate up to $40,000 to hire staff to aid in the tutoring and scheduling of new clients.

If 75% of the offered shares are sold we will receive $105,000 after the repayments of offering expenses have been deducted. We would still focus on executing the design and development of marketing materials; however we will have to cut our marketing budget to $38,000. We will still budget for $40,000 new staff.

If 50% of the offered shares are sold we would receive only $55,000 after repaying offering expenses. In this instance we plan to spend $9,500 of the net proceeds on print marketing materials. We will also allocate up to $40,000 to hire new staff to aid in the scheduling and tutoring of new clients.

If we sell 20% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing which we have not yet received. In this instance, we will have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available our business would likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Simon for his services to the Company, prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use Of Proceeds” chart above.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 4,500,000 shares of Common Stock issued and outstanding. The Company is registering an additional of 2,500,000 shares of its Common Stock for sale at the price of $0.08 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Mark Simon will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Simon is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Simon will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Simon is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Simon will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Simon has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which New York Tutor Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.   receive, review and execute and deliver a Subscription Agreement;

2.   deliver a check or certified funds to us for acceptance or rejection; or

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 2,500,000 shares of our Common Stock at a price of $0.08 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,500,000 shares of common stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder (1)	4,500,000	64.29%	$4,500	2.20%	$0.001
Purchasers of Shares	2,500,000	35.71%	$200,000	97.80%	$0.08
Total	7,000,000	100%	$204,500	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 4,500,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Mark Simon, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of April 30, 2011. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.08 per share	$0.08 per share	$0.08 per share
Net tangible book value at 4/30/11	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.02 per share	$0.01 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.05 per share	$0.06 per share	$0.07 per share
Percent Dilution to New Investors	63%	75%	88%

If 100% of the offered shares are sold we will receive the maximum proceeds of $155,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $105,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $55,000 after expenses. If we sell 20% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently utilize a corporate office center located at 845 3rd Avenue, 6th Floor, New York City, NY 10022 which costs approximately $219 per month, and additional costs are billed depending on our usage of the corporate office center. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s charter authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, CA 92110 and its phone number is (619) 664-4780. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NEW YORK TUTOR COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

New York Tutor Company (the “Company” or “NYTC”) was incorporated in the State of Nevada on April 6, 2011. NYTC was founded by Professor Mark Simon to offer tutoring services in New York City. Throughout Mr. Simon’s tenure as a professor, he has taught hundreds of students and is now ready to concentrate on developing this business into a potential source of revenue while retaining the joy of teaching that attracted him to the business. Throughout his career, Mr. Simon has developed an understanding of the many different method in which students learn. NYTC will rely on Mr. Simon’s extensive experience to build a foundation for the Company that will allow us to offer our students every opportunity to reach their goals.

Mr. Simon believes that utilizing his background and years of practical application will allow him to assist his students in exceeding all expectations. NYTC will take a unique and innovative approach to teaching that will help students connect with the subject matter they need to master, through personalized and focused teaching processes. We believe that our approach will help students develop the tools they need for ongoing success in any field of study. We understand that our success will depend on the success of our students, as this is the foundation of the Company: when our students succeed; we succeed. To this end, we have formulated a long-term focus of empowering students rather than a short-term problem-solving strategy.

Mission

New York Tutor Company was created to help students. We plan to take a unique and innovative approach to teaching that helps students connect with the subject matter they need to master. Through personalized and focused teaching processes, our students will develop the tools they need for ongoing success in their fields of study. Our success depends on our attention to the needs of our clients and truly helping them achieve. Our Company will not succeed unless our clients succeed. A long-term focus of empowering students is favored over a short-term problem-solving strategy.

Management

New York Tutor Company will be lead by Professor Mark S. Simon. Prof. Simon was an avaricious learner in his youth and had understood the power of knowledge as a fulcrum for economic upward mobility and as a tool to be utilized to enhance humanity’s quality of life.  Prof. Simon has a wealth of academic excellence as well as a proven record of teaching.  Prof. Simon received his Baccalaureate Degree in Liberal Arts from Queens College of the City University of New York (CUNY), during an era when tuition was free in the CUNY system. He then went on to earn a Master of Arts Degree in Modern European History from New York University, and then attended doctoral courses in European and Asian History at the CUNY Graduate Center and Columbia University.

Prof. Simon first began teaching at various colleges and universities in city of New York, and he is currently the Assistant Adjunct Professor of History at Queens College where he teaches such diverse topics as the History of Science, Islamic Civilizations since 1517, and Modern Europe from 1815 to the Present.  Over the course of Prof. Simon’s tenure as an educator, he became alarmed at the fact that many of the students entering college were woefully deficient in remedial skills such as reading and writing, and he began offering free tutoring to many students on campus. It was this experience that provided him with the insight that he enjoyed teaching students and excelled at it. Prof. Simon discovered that he was able to connect with students and help them understand concepts in ways that other professors were unable to.  It is this ability to help students that lead him to create the New York Tutor Company.

New York Tutor Company will combine the desire to help students redress deficiencies in basic skills with the augmentation in the comprehension of convoluted concepts, thus enabling students to secure academic success. Prof. Simon will hire a staff of tutors who can accommodate the various schedules and academic needs of students, and he will provide tutoring services for reasonable fees. This will offer students the advantage of personalized help and the ability to address student difficulties in “real time” with readily comprehensive language, patience and techniques utilizing modern cognitive scientific learning methods, at an affordable price.

Current Operations

Since inception, our operations have primarily consisted of the organization of our Company. The first step in the transformation from the informal tutoring help provided by our President to the creation of a full-service tutoring company was the development of our business plan and establishing the organization and structure of our Company. Our business plan will be used as an internal document to assist in the development of our business, and keep our Company on track to achieve our goals.  We have spent the majority of our time researching our proposed business and refining our business model so that when we are able to spend the money to market our Company effectively, we will be able to handle the needs of our clients.

During this early development stage, we have also begun the design and development of a website that will be utilized as an informational source to our clients. We believe that our success will depend on our ability to effectively promote our tutoring services and receive favorable reviews from clients, so that we may grow our business through word of mouth referrals as well as through our intended marketing plan. NYTC plans to operate at a very low overhead until such a time that we are able to become a public company and receive proceeds from the sale of our securities, and instill a marketing plan that will facilitate rapid growth. If we are able to create a successful company within the next 12 months, we intend to expand our Company’s business model to include a possible franchising opportunity.

Products and Services

New York Tutor Company will offer a wide range of academic subjects. Students will have the choice to receive private tutoring private sessions, or to form small groups for tutoring sessions. Private sessions will offer intense individual assistance, but group sessions can also be helpful at a lower cost, while utilizing a team-based approach from which many students may benefit. Students will be provided with study strategies to help them focus their personal study time and to better prepare them for current and future courses.  Whether a private tutoring session or small group study session is planned, all students will be encouraged to come prepared with questions and items to discuss. Students will also be encouraged to ask questions throughout the week in between sessions via our website, and any questions submitted will be answered via email. While this will take up time for the Company, at no extra cost to the client, it will be a value added service for all clients.

The Company understands that different people learn in different ways, so sessions will be focused and taught in various ways: (i) board displays and other visual aids will be employed whenever possible to reach those who learn visually; (ii) explanations will be thorough for the audio learners, and (iii) a training model will be employed to give students a good deal of hands-on time during sessions so they can learn by practicing. An analysis of each client will help determine which of these approaches will be the most useful for a particular client.

Private Sessions –

As a tutoring company, our main responsibility is to assist students academically in whichever subject(s) the students are seeking improvement. This may be difficult at first because not everyone learns the same way, so before a tutor can assist, he or she will get to know each student.  After tutoring a student for a while, we will evaluate the student's progress in order to see where improvements can be made. We will also evaluate each of our tutor’s teaching skills to make sure students are receiving enough attention and assistance.

We will work to motivate all of our students and hope to provide them with confidence. We believe that students need to have positive attitudes to feel successful and get work done; therefore, we will give students feedback so that they may have a good tutoring experience.  Besides teaching students which subjects and skills to learn and motivating them to learn, we plan to teach them how to learn. We will provide students with study skills and good study habits, as well as how to break complex issues down so as not to be overwhelmed by them.

Group Sessions –

Individual tutoring has many natural benefits, while group tutoring requires a more conscious leadership role from the tutor. The primary advantage of group tutoring (and disadvantage of individual tutoring) is the potential for the sharing of a variety of views and information. Groups also demonstrate cooperative attitudes and work skills as opposed to individual tutoring, which is more self-centered by nature. With group sessions we will try to establish the characteristics of positive interdependence, individual accountability, shared leadership, and interpersonal and small group skills, with an emphasis on task and group processing.

Many students fail to realize the potential of a study group in relation to learning and mastery of course materials. Study groups typically involve students who meet weekly, and sometimes more often, to share information, knowledge, and expertise about a course in which they are all enrolled. The study group environment offers students an opportunity to engage in in-depth dialogue about course material. Study groups assist students in the application and synthesis of course material. We feel that study groups should also generate energy, active participation, discipline, and commitment from group members. These dynamics are all important criteria for learning, and we will strive to provide this in our group sessions.

Both private and group tutoring sessions can take place at a number of locations, and the Company intends to be flexible with respect to tutoring locations. We would like to be as accommodating as possible, while still offering a mutually convenient location for the tutor and the student(s).

Academic Tutoring –

Initially, our academic tutoring will be focused on the subjects that Professor Mark Simon has taught throughout his career. These subjects will include:

-

History:

o

US History

o

European History

o

World History

o

Art History

o

Social Studies

-

Language Arts:

o

English

o

Phonics

o

Writing

o

Reading Comprehension

o

Grammar

o

Handwriting

o

Vocabulary

o

Literature

However, as we grow as a Company, we plan to hire tutors and offer tutoring services in all subjects, including:

-

Mathematics:

o

Arithmetic

o

Pre-Algebra

o

Algebra 1 & 2

o

Pre-Calculus

o

Trigonometry

o

Geometry

o

Calculus

o

Integrated Math

o

Statistics

-

Science:

o

General Science

o

Physical Science

o

Chemistry

o

Biology

o

Physics

o

Computer Science

o

Physiology

o

Environmental Science

o

Anatomy

-

Social Sciences:

o

Geography

o

Economics

o

Macroeconomics

o

Microeconomics

o

Government

-

Foreign Languages:

o

Spanish

o

French

o

English as a Second Language (ESL)

o

Latin

o

German

o

& more

Test Preparation Tutoring –

Getting into universities has become more competitive than ever. For this reason we will provide up-to-date test-taking strategies and the fundamental skills needed to help students achieve higher scores on standardized tests.

-

Standardized Tests:

o

SAT

o

PSAT

o

ISEE

o

SAT II

o

ACT

o

GED

o

GRE

o

CBEST

o

CSET

o

& more

Much of the pricing of NYTC will be determined by market standards, and we will attempt to maintain modest margins on our proposed tutoring services.  NYTC will make every effort to maintain a competitive pricing schedule and keep the price of our services slightly below the price of other tutoring companies.  However, we do believe that the credentials of our founder, Prof. Simon and the direction we intend to take with our Company will allow us to keep a competitive price point, while not underselling our services.

Initially, our tutoring services will be offered at slightly below market rate. As a result, short-term operating profit margins are projected to be in the low to mid range. If NYTC establishes a loyal core clientele and increased word of mouth referrals and marketing, it will allow us to increase the price of the services to the market rate, and operating profit margins will rise.

Industry Overview and Market Analysis

Tutoring has been around for as long as students have been in school, and some students require the extra motivation, and individualized attention to help them catch up and keep up with their classmates. Students learn different, and some materials may need to be explained in a different way to make sense for a particular student. Tutors seek to help others understand and learn various academic subjects. They must be patient and understanding, as well as be able to assist, evaluate, motivate, develop and integrate their students in learning.

According to the National Tutoring Association, the number of individuals in the nation offering tutoring services has increased from 250,000 five years ago, to more than one million today. Also, The New York Times recently reported that in 2010 spending on tutors grew more than 5%. The tutoring market is estimated at over 6 billion dollars a year. This growth is being fueled by such things as declining funding for public schools and increasing competition to get into many colleges and university programs. Since we will be offering tutoring in all subjects and for all grade levels as well as additional focused test prep programs, the Company has a great possibility for having a significant number of clients enrolled, and this will lead to revenues for the Company.

The tutoring industry is a cyclical industry heavily dependent upon the overall needs of students throughout the year. Money spent on tutoring services tends to fluctuate during the course of the school year, as students tend to need more help during peak testing times. As a professor, Prof. Simon has experience and understanding of when exams will be coming up; therefore, topics of discussion for tutoring classes can be planned and students can be encouraged to keep their studies on a more even track. The focus will be on prevention of problems so that last-minute cramming is kept to a minimum.

New York Tutor Company has identified several target market segments that will be pursued. The largest segment will be the kindergarten through twelfth grade students in New York County, more commonly known as Manhattan, and the three surrounding counties of Bronx, Kings and Queens. According to NewYorkSchools.com, the highest concentration of students in New York comes from the Manhattan and the surrounding counties as set forth below:

New York County –

More commonly known as Manhattan, New York County is among the most popular counties in the world, home to the most densely populated metropolis in the United States. New York County contains 276 public schools, pre-school through high school, encompassing over 140,000 students. We will target this area first, and then branch out to the three surrounding counties of Bronx, Kings and Queens.

Bronx County –

Bronx County contains 332 public schools with over 180,000 students between kindergarten and high school.

Kings County –

Kings County contains 423 public schools with over 290,000 students between kindergarten and high school.

Queens County –

Queens County contains 280 public schools with over 245,000 students between kindergarten and high school.

New York Tutor Company realizes a tremendous opportunity to create a reputable Company within this market.  Based on the sheer numbers of schools and students, we believe that marketing to these areas will create a lucrative enterprise.

Plan of Operations and Growth

Currently, Prof. Mark Simon is the sole officer and director, as well as the Company’s only available tutor. Prof. Simon has a flexible schedule as a college professor; therefore, he is able to serve students in the evening, on weekends, as well as during the day in between classes. We intent to begin offering and marketing our services within the Manhattan area. Our first year of operations will be devoted primarily to marketing to kindergarten through high school students within New York County, and the three surrounding counties. As we grow within New York County and the three surrounding counties, we will begin to implement a larger marketing plan to reach out to a larger market. We will also evaluate a franchise program for outside parties to take our business model to other U.S. cities.

Initially, our first tutoring services will focus on the subjects that Professor Mark Simon has had the most experience with throughout his tenure as a teacher.  As we generate revenue through our tutoring services, and receive referrals, we plan to seek out qualified tutors to hire. However, before we begin hiring new tutors, we plan to develop an extensive training program in order to teach our tutors our approach to teaching.  Prof. Simon enjoys the time he spends tutoring; however, his hands-on tutoring time will be more limited as we grow. He feels that his time will be better spent training tutors in the future to allow the business to serve more clients.  As the demand for more course material and subjects increases, we will add tutors as necessary to devote time to specific students and subjects.

We intend to offer a free, no-obligation professional consultation to all interested clients. This consultation will provide a detailed evaluation of the student’s strengths and challenges. We will use this evaluation to pinpoint each student’s grade-level and age performance, allowing us to ascertain their current academic position. This consultation will also help us understand the students’ challenges, so that we can develop the right strategy to help them succeed. Additionally, we will use this information to monitor each student’s progress along the way.

As part of our internal growth and to better serve our students, we plan to accumulate an extensive database of past exams from teachers and professors of all grade levels.  This exam database will provide our Company with a number of examples for use in tutoring sessions and help us prepare students for upcoming tests.  Mr. Simon has extensive experience reviewing testing patterns of students, and feels that his expertise will enable him to assist students preparing for exams. Also, after each exam, students will be encouraged to bring in their exams to be reviewed and to go over material covered on the exam.

Similarly, certain handouts will be collected, or even prepared to help teach students particular principles. These will be collected, accumulated and updated occasionally as needed. Students who are enrolled in tutoring sessions will have full access to all of the Company’s materials. The Company anticipates that the cost to provide these materials will be low as the materials will have been developed from time to time, or collected from existing curriculum. Although some investment of time will be required to produce them, they will be beneficial to the Company and its students in the long run.

Contact with a student’s current teachers will be very important to our operations. Traditional tutoring centers generally have no contact with classroom teachers but our Company will do its best to maintain regular contact with student’s teachers, beginning with a teacher feedback assessment requested for each student. Tutors will then work hand-in-hand with a student’s teachers to create a tutoring program that is geared towards the student’s needs.

Significant Milestones

Several milestones will be set for our Company as a way of monitoring progress in the pursuit of achieving realistic, yet lofty goals with the aim of building this business model into a full time, profitable source of revenue. The following table details the specific milestones and offers a timeline for completion. For the purposes of this Milestone Chart, we are assuming the maximum proceeds are made from this Offering. All expected dates proposed in the following chart assume we have received our Notice of Effectiveness from the SEC and completed this Offering.

Expected Completion	Description of Milestone	Expected Cost
Months 1 – 2	Business plan completion – Our first step in developing our Company will be the completion of our business plan. Our business plan will provide us with the direction we will need to pursue success in the tutoring industry.	$0
Months 2 – 3

Initial marketing and website – We plan to design and develop print advertising, as well as finish the development of our website. Once these are completed, we will be able to market in our area and attract our first paying clients.

		$7,500 - $9,500
Months 2 – 3	Public relation firm – We plan to enlist the services of a professional public relations firm to launch an advertising campaign throughout our target market.	Up to $40,000
Months 3 – 4	Paying tutoring clients – Although Prof. Simon has teaching and tutoring experience, he has never charged for his tutoring services. In our third month, we plan to attain our first paying clients through our initial marketing efforts.	$0
Months 5 – 8	Offer increased tutoring schedule – Between months 5 – 8 it is our goal to reach the maximum hourly capacity in which Prof. Simon can devote to tutoring. This will indicate that the Company is ready to expand and bring new tutors into the Company.	$0
Months 6 – 12

Hire and train tutors – Once the Company feels that Prof. Simon needs help to accommodate the tutoring schedules, we plan to hire new tutors to expand our Company and subjects. This will mean the Prof. Simon will be devoting more time to training our tutors rather than actually tutoring, but he feels it is a necessary step in order to grow the company and maintain a quality tutoring experience.

		Tutors will receive a % of hourly fee we receive from clients.
Months 8 – 12	Hire a secretary – We intend to hire a full time secretary to coordinate all scheduling of tutoring sessions as well as provide administrative support for the Company.	$40,000
Months 12 – 24	Increase marketing – If we are able to grow our Company as we intend within the first 12 months, we intend to enhance our marketing budget in our second year to reach more potential clients within New York.	$30,000

Marketing Strategy

If we are able to raise the maximum amount from this Offering we intend to market our Company to our targeted market segment and grow rapidly.

The marketing strategies discussed herein are for the sole purpose of enhancing our own Company and brand awareness.  It is our belief that we will have to develop a reputable name within our market in order to gain the attention of clients. For this reason, we plan to spend a portion of the proceeds from this Offering on marketing our own Company through multiple venues.  For the purposes of this Marketing Strategy, we are assuming the maximum proceeds are received from this Offering.

Printed Marketing Materials –

Printed marketing materials will be a key element in branding our Company and attracting our first tutoring clients. We plan to seek out a graphic design company to develop a promotional binder for our Company that is eye-catching to new potential clients and contains all the information needed to effectively promote and sell our services. We will also coordinate to have fliers posted and handed out throughout campuses, coffee shops, public libraries, and more to introduce our tutoring services. Initially, Prof. Simon will be the only person posting and distributing our fliers, but as we grow, our future tutors will take an active role in promoting our Company. We expect the initial cost of these marketing materials to be high because we will be working closely with a designer to create an image-rich portfolio that displays all that we have to offer our clients. However, once the initial design and layout of this portfolio is finished, the only costs involved with providing these marketing materials to our future tutors is the low cost of printing and assembling the binders.

Word of Mouth –

We intend to reach out to local teachers and professors. This will help our Company get a steady stream of referrals from the professors and teachers.

Newspaper Advertisements –

Our marketing strategy will also involve print advertising, taking the form of student newspaper advertisements. These advertisements will be effective due to their low cost and targeted readership.

Competition

While the need for tutoring exists, the bulk of tutoring taking place in the market is very limited and unorganized. Generally, students seek help from untrained individuals who have specific experience in a given topic. However, few have the resources to provide a comprehensive tutoring program covering every possible aspect of a course from understanding the material, to getting the best grade possible from a given professor. The majority of tutoring comes from one-on-one sessions conducted by friends or family of the student.

NYTC is seeking to establish itself as a name in the tutoring industry. Companies such as New York Academics, Big Apple Tutoring, All Star Tutoring, Central Park Tutors, and Tutor.com offer services similar to the services we are proposing, and the strengths of these competitors’ lies in their brand recognition.  These companies may be able to engage in larger scale branding and advertising activities than we can, making them more appealing to potential clients.

We plan to do everything we can to bypass our competition, including:

•

Offering individualized attention, based on a personalized evaluation of each client and his or her specific needs and strengths. This takes into account the recognition that students learn in various ways. NYTC will first evaluate each student and tailor the tutoring to best serve each student.

•

Providing the option of one-on-one tutoring or small group sessions (enough students so they can learn from each other, but not so many that it becomes confusing and distracting in the session).

•

Creating specialized handouts prepared for each student.

•

Having experienced tutors who can explain difficult concepts and know what works best with certain types of students. Sessions can be focused to better meet the needs of individual students.

•

Listening to clients' needs and diagnosing where their understanding of concepts is breaking down.

Employees/Consultants

As of the date of this filing, the Company has no full time employees. We currently rely on our sole officer and director, Mark Simon, to manage all aspects of our business. Mr. Simon devotes 15 – 20 hours per week to our Company.  We intend to add staff as the Company grows. Any such additions will be made at the judgment of Management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NEW YORK TUTOR COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the period from April 6, 2011 (date of inception) to April 30, 2011, the Company earned $nil of revenues and incurred $14,688 of operating expenses, which included $4,688 of general expenditures, and $10,000 of professional fees relating to the Company’s legal and accounting fees relating to the incorporation and initial company documents and articles. The Company also incurred interest expense of $120 relating to interest on the $17,500 note payable from a non-related party which is unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice from the lender, 888 Investment Ltd.

As at April 30, 2011, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

As at April 30, 2011, the Company has a cash and total asset balance of $4,562 and total liabilities of $19,370.  Liabilities are comprised of $1,750 for amounts due to the President and Director of the Company for expenses incurred by him in forming the Company, $17,500 of note payable owed to a non-related party lender, 888 Investment Ltd., and $120 of accrued interest payable from the note payable.  As at April 30, 2011, working capital deficit is $14,808.

On April 6, 2011, the Company issued 4,500,000 common shares as founders’ shares to the President and Director of the Company.  As at the date of the filing, the Company has not issued any additional common shares.

Cashflows from Operating Activities

During the period from April 6, 2011 (date of inception) to April 30, 2011, the Company has used cash of $12,938 for operating activities, including payment of $10,000 for professional fees and $2,938 for general and administrative expenses which include costs of incorporation and set up of the Company’s business.

Cashflows from Investing Activities

During the period from April 6, 2011 (date of inception) to April 30, 2011, the Company has not incurred any investing activities.

Cashflows from Financing Activities

During the period from April 6, 2011 (date of inception) to April 30, 2011, the Company has received $17,500 in proceeds from financing activities from the note payable from a non-related party, which is unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice from the lender, 888 Investment Ltd.  As at April 30, 2011, the accrued interest has not been repaid.

At April 30, 2011, we had cash on hand of $4,562. We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this Offering will be approximately $172,500, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, our website development, marketing costs and support materials. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $101,938 to meet our operating expenses for the next 12 months after the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to repay our Note, if it becomes due, and allocate approximately $42,000 towards website development and marketing for the Company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$87,000
Marketing and advertising	10-12 months	$58,000
Website Development	10-12 months	$10,000
Repayment of Note	10-12 months	$17,500
Total		$172,500

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. Other than Mr. Simon, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Mark Simon	59	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Mark Simon – Mr. Simon received his Baccalaureate Degree in Liberal Arts from Queens College of the City University of New York (CUNY), He then went on to earn a Master of Arts Degree in Modern European History from New York University, and later attended doctoral courses in European and Asian History at the CUNY Graduate Center and Columbia University. Since 2002, Mr. Simon has been employed as a professor at various colleges and universities located in and around New York, NY, including the College of Mount St. Vincent, St. John's University, Wagner College, State University of New York and the City University of New York at Queens College.  Currently, Mr. Simon is the Assistant Adjunct Professor of History at Queens College where he has taught courses including the History of Science, Islamic Civilizations since 1517, and Modern Europe from 1815 to the Present.

Additionally, Mr. Simon worked at the New York Commodities Exchange from 1979 to 2009 and at the American Stock Exchange from 1995 to 2007. For both exchanges, he has performed in a trade supervisory capacity for financial investment institutions, facilitating the clearing of commodity (mostly cotton and energy futures) and stock option trades through an intricate in-house computerized system.

Mr. Simon is also the sole officer and director of HDS International Corp., a public company currently quoted on the OTC Market under the symbol HDSI.PK. Mr. Simon took over control of HDS International Corp. on February 23, 2011, yet the company has not generated any revenue to date.

Mr. Simon has committed to devote 15-20 hours per week on the operations of the Company, and will adjust his schedule accordingly if more time is needed. He was chosen as an officer and director of the Company because of his passion for teaching, his educational qualifications, and his experiences as a professor and tutor.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended April 30, 2011. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Mark Simon(1)	Chairman, CEO and President	2011	$-0-	$-0-	$4,500(2)	-0-	-0-	-0-	-0-	$4,500

Notes to Summary Compensation Table:

(1)

The Company’s sole officer and director currently devotes approximately 15-20 hours per week to manage the affairs of the Company, including, but not limited to the upkeep of the Company and the research and development associated with expanding and attracting new clients to the Company. Mr. Simon is the President, CEO, CFO, Secretary, Treasurer and Director of the Company and serves in this capacity pursuant to the terms of the Management Agreement.

(2)

The stock awards to Mr. Simon were issued beginning April 6, 2011 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Mark Simon, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

 Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Mark Simon, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Simon collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Simon unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at August 1, 2011, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of August 1, 2011, we had 4,500,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Mark Simon 845 3rd Avenue, 6th Floor New York City, NY 10022	4,500,000	100%

	Total	4,500,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 6, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,500,000 shares of its Common Stock, $0.001 par value per share, to Mark Simon as founders’ shares. As a result, Mr. Simon owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering.

On May 16, 2011, the Company entered into a Management Agreement with Mr. Mark Simon relating to his services as our sole officer and director. Pursuant to the Management Agreement, made effective May 1, 2011, Mr. Simon agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one (1) year in exchange for $1,000 per month.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended April 30, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Mark Simon, our President and Chief Executive Officer.

New York Tutor Company

(A Development Stage Company)

Financial Statements

For the Period Ended April 30, 2011

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New York Tutor Company

(A Development Stage Company)

We have audited the accompanying balance sheet of New York Tutor Company as April 30, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on April 6, 2011 through April 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of New York Tutor Company as of April 30, 2011, and the results of their operations and their cash flows from inception on April 6, 2011 through April 30, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $14,808 as of April 30, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

July 29, 2011

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

April 30, 2011 $

ASSETS

Cash	4,562

Total Assets	4,562

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	120
Due to related parties	1,750
Note payable	17,500

Total Liabilities	19,370

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 4,500,000 common shares	4,500

Additional paid-in capital	(4,500)

Accumulated deficit during the development stage	(14,808)

Total Stockholders’ Deficit	(14,808)

Total Liabilities and Stockholders’ Deficit	4,562

(The accompanying notes are an integral part of these financial statements)

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the Period from April 6, 2011 (date of inception) to April 30, 2011 $

Revenues	–

Operating Expenses

General and administrative	4,688
Professional fees	10,000

Total Operating Expenses	14,688

Loss from operations	(14,688)

Other expense

Interest expense	(120)

Total other expense	(120)

Net Loss	(14,808)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	4,500,000

(The accompanying notes are an integral part of these financial statements)

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the Period from April 6, 2011 (date of inception) to April 30, 2011 $

Operating Activities

Net loss for the period	(14,808)

Changes in operating assets and liabilities:

Accrued liabilities	120
Due to related parties	1,750

Net Cash Used In Operating Activities	(12,938)

Financing Activities

Proceeds from note payable	17,500

Net Cash Provided by Financing Activities	17,500

Increase in Cash	4,562

Cash – Beginning of Period	–

Cash – End of Period	4,562

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From April 6, 2011 (Date of Inception) to April 30, 2011

	Common Stock		Additional
	Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
	#	$	$	$	$

Balance – April 6, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	4,500,000	4,500	(4,500)	–	–

Net loss for the period	–	–	–	(14,808)	(14,808)

Balance – April 30, 2011	4,500,000	4,500	(4,500)	(14,808)	(14,808)

(The accompanying notes are an integral part of these financial statements)

New York Tutor Company

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

New York Tutor Company. (the “Company”) was incorporated in the State of Nevada on April 6, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of April 30, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $14,808. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

New York Tutor Company

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of April 30, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The adoption of this standard did not have a significant impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption of this standard did not have a significant impact on the Company’s financial statements.

New York Tutor Company

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements (continued)

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Note Payable

On April 6, 2011, the Company issued a $17,500 note to a non-related party. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at April 30, 2011, the Company recorded accrued interest of $120 which has been recorded as accrued liabilities.

4.

Common Shares

On April 6, 2011, the Company issued 4,500,000 common shares to the President and Director of the Company for services rendered.

5.

Related Party Transactions

As at April 30, 2011, the Company owes $1,750 to the President and Director of the Company for expenses incurred by him in setting up the Company.  The amount owing is unsecured, non-interest bearing, and due on demand.

6.

Income Taxes

The Company has $14,808 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes.  As at April 30, 2011, the Company had no uncertain tax positions.

April 30, 2011 $

Net loss before taxes	(14,808)
Statutory rate	34%

Computed expected tax recovery	5,035
Valuation allowance	(5,035)

Income tax provision	–

7.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

NEW YORK TUTOR COMPANY

845 3rd Avenue, 6th Floor

New York City, NY 10022

(646) 290-5269

2,500,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

August __, 2011

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$23.22
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,023.22*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 6, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,500,000 shares of its Common Stock, $0.001 par value per share, to Mark Simon as founders’ shares. As a result, Mr. Simon owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering.

On April 6, 2011, the Company issued a 10% Promissory Note, in the principal amount of $17,500 to 888 Investment Ltd. to evidence funds previously loaned by 888 Investment Ltd. to the Company. The $17,500 principal amount underlying the Promissory Note was loaned to the Company on January 19, 2011, is due and payable on demand upon 10 days written notice from 888 Investment Ltd. and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

The Company did not use any underwriters with respect to the foregoing sales of its Common Stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of New York Tutor Company(1)
3.2	Bylaws of New York Tutor Company (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Promissory Note between the Company and 888 Investment Ltd. (1)
10.2	Management Agreement between the Company and its CEO (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

 Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August, 2011.

NEW YORK TUTOR COMPANY

By:	/s/ Mark Simon
Name:	Mark Simon
Title:	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Simon, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of New York Tutor Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mark Simon Mark Simon	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer	August 5, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of New York Tutor Company(1)
3.2	Bylaws of New York Tutor Company(1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Promissory Note between the Company and 888 Investment Ltd. (1)
10.2	Management Agreement between the Company and its CEO (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.